Exhibit 99.1

Dayforce Reports Second Quarter 2024 Results1

Dayforce® recurring revenue of $321.6 million, up 20%

Total revenue of $423.3 million, up 16%

Year-to-date net cash provided by operating activities of $108.3 million, up 16%

Minneapolis, MN and Toronto, ON, July 31, 2024 - Dayforce, Inc. ("Dayforce" or the "Company") (NYSE:DAY) (TSX:DAY), a global leader in human capital management ("HCM") technology, today announced its financial results for the second quarter ended June 30, 2024.

“Our business momentum continued in the second quarter of 2024, with Dayforce recurring revenue up 20%, and year-to-date cash flows from operating activities up 16%. Our success is rooted in the simplicity that organizations around the world are seeing with the Dayforce platform, enabling them to create significant efficiencies in their businesses while delivering a best-in-class HCM experience for their employees,” said David Ossip, Chair and CEO of Dayforce.

“Our strong results are translating into improved cash flow generation, prompting our Board of Directors to approve a $500 million share repurchase program,” said Jeremy Johnson, CFO of Dayforce. “I’m also pleased to announce our first ever Investor Day on November 12, 2024, in Las Vegas, alongside our Dayforce Discover conference where we plan to present a comprehensive view of our vision, strategy, and multi-year financial model.”

Financial Highlights for the Second Quarter 20241

•
Total revenue was $423.3 million, an increase of 15.7%, or 16.3% on a constant currency basis.
•
Dayforce recurring revenue was $321.6 million, an increase of 19.9%, or 20.4% on a constant currency basis. Excluding float revenue, Dayforce recurring revenue was $277.7 million, an increase of 20.1%, or 20.5% on a constant currency basis.
•
Cloud recurring gross margin was 77.7%, compared to 76.7%. Adjusted cloud recurring gross margin was 78.8%, compared to 78.1%.
•
Operating profit was $14.1 million compared to $29.4 million. Adjusted operating profit was $94.9 million compared to $83.0 million.
•
Net loss was $1.8 million, compared to net income $3.1 million. Adjusted net income was $76.2 million, compared to $50.8 million.
•
Adjusted EBITDA was $116.3 million, compared to $98.4 million.
•
Diluted net loss per share was $0.01, compared to diluted net income per share of $0.02. Adjusted diluted net income per share was $0.48, compared to $0.32.
•
Net cash provided by operating activities for the six months ended June 30, 2024 was $108.3 million, compared to $93.0 million for the six months ended June 30, 2023. Free cash flow for the six months ended June 30, 2024 was $53.9 million, compared to $36.5 million for the six months ended June 30, 2023.

Supplemental Detail

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6,657 customers were live on the Dayforce platform as of June 30, 2024, an increase of 82 customers since March 31, 2024 and an increase of 385 customers since June 30, 2023, or 6.1% year-over-year.2
•
Dayforce recurring revenue per customer was $154,998 for the trailing twelve months ended June 30, 2024, an increase of 17.7%.3

1 | Q2 2024 Earnings Release

•
The average float balance for Dayforce's customer funds during the quarter was $4.74 billion and the average yield on Dayforce's float balance was 4.1%, an increase of 45 basis points year-over-year. Float revenue from invested customer funds was $48.9 million for the three months ended June 30, 2024.
•
The average U.S. dollar to Canadian dollar foreign exchange rate was $1.37 for the three months ended June 30, 2024, compared to $1.34 for the three months ended June 30, 2023. Dayforce presents percentage change in revenue on a constant currency basis in order to exclude the effect of foreign currency rate fluctuations, which it believes is useful to management and investors. Percentage change in revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

1 The financial highlights are on a year-over-year basis, unless otherwise stated. All financial results are reported in United States ("U.S.") dollars and in accordance with accounting principles generally accepted in the U.S. ("GAAP"), unless otherwise stated.

2 Excluding Ascender, ADAM HCM, and eloomi.

3 Excluding float revenue, Ascender, ADAM HCM, and eloomi revenue, and on a constant currency basis. Please refer to the “Non-GAAP Financial Measures” section for discussion of percentage change in revenue on a constant currency basis.

Business Highlights

In the second quarter, Dayforce:

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Placed highest on the value realization axis within The Hackett Group’s inaugural Digital World Class Matrix™, and was named a Leader in both the PEAK Matrix® Assessment 2024 for People Analytics, and the Nucleus Research WFM Technology Value Matrix 2024.
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Ranked #1 on USA TODAY's list of America's Climate Leaders 2024, recognized on TIME’s list of World’s Most Sustainable Companies, and named a LinkedIn Top Company in Technology and Information.
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Launched the Dayforce 2024 ESG Report, Impact through Innovation, highlighting company performance across five sustainability pillars: Our People, Governance and Trust, Tech for Good, Our Communities, and the Environment.
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Expanded our global advisory partner ecosystem significantly by adding 11 new partners.
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Hosted two Summits, in Dallas in April and Chicago in June, and announced its next Summit in New York City on August 21.
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Celebrated global volunteer month where Daymakers from five continents contributed nearly 10,000+ hours of volunteer time.

Sales Highlights

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The Government of Canada is expanding the scope of its Dayforce usage to include an additional 30,000 users for Dayforce HR, Payroll, Workforce Management, Talent, and more.
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A global agribusiness and food company with more than 20,000 employees selected Dayforce Managed Payroll and Benefits, Workforce Management, Wallet, and Dayforce Industry Solutions, for its 5,000 U.S. and Canadian employees.
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A family of independent hospitality brands based in the United Kingdom ("U.K.") with more than 20,000 employees chose the full Dayforce suite to be used across its employee population in the U.K. and Ireland.
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A multi-national entertainment company purchased Dayforce Pay and Time for its 9,000 U.S. and Canadian employees.
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A global food supplier selected Dayforce Workforce Management and Advanced Scheduling for 7,300 employees, and Dayforce Global Payroll, Workforce Management, and Advanced Scheduling for an additional 2,500 employees.
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An Australian utilities organization chose the full Dayforce suite to support its 7,000 employees.

2 | Q2 2024 Earnings Release

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A diverse portfolio of world-class fashion brands purchased the full Dayforce suite to support its 6,100 global employees across 28 countries.
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A global manufacturer of highly engineered equipment selected Dayforce Payroll to support its global workforce of over 5,000 employees across more than 30 countries.
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A 5,000 person U.S. government services contractor chose the full Dayforce suite for its employees in the U.S., U.K., Germany, and the United Arab Emirates.
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A U.S. dairy cooperative has purchased the full Dayforce suite, including Dayforce Learning, for its 1,400 employees.

Customer Highlights

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A multi-national government consulting firm is now live on Dayforce Payroll, HR, and Time for all 39,000 employees in the U.S., U.K., Canada, Netherlands, Germany, Singapore, and Saudi Arabia.
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A global e-commerce company with over 7,000 employees has gone live on Dayforce Payroll and Workforce Management for its U.S. employee population.
•
A U.K. seller of new and used cars went live with the full Dayforce platform to its 6,000 employees.
•
A U.S. regional airline that flies into more than 100 cities across North America implemented the full Dayforce suite for its 5,000 employees.
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A U.S. based transportation services company went live on Dayforce HR, Recruiting, and Onboarding for 4,500 employees as phase one of its two-phased deployment.
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A health-conscious restaurant chain with more than 3,500 U.S. employees went live with the full Dayforce suite.
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A large U.S. healthcare system deployed the full Dayforce suite to 2,000 of its U.S. employees.
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A North American engineering and manufacturing company has gone live with Dayforce HR, Payroll, Benefits, Time and Attendance, and Wallet for more than 1,500 active employees and retirees.
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A U.S. based manufacturer and retailer of home furnishings has implemented Dayforce HR, Benefits, and Time and Attendance for its 1,500 employees.

Product Roadmap Highlights

In the second quarter, Dayforce released new capabilities and platform updates to help Dayforce customers across the globe conquer the workplace complexity crisis and unlock value for the boundless workforce.

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Dayforce Co-Pilot updates include enhancements to Dayforce’s proprietary generative Artificial Intelligence model, including Retrieval-Augmented Generation document capabilities, to fuel trusted answers and foster a productive user experience.
•
200+ compliance updates in the first half of 2024, covering topics including unemployment taxes, workers’ compensation, garnishments, dependent care, and multiple state and city rate changes, enable Dayforce customers to operate with security, scalability, and transparency.
•
Dayforce Talent updates include improved candidate and recruiter experiences, which enable candidates to save progress on, retrieve, and complete an application later and empower new talent to discover additional roles during their recruitment journey.
•
On-the-job learning checklists allow managers to see how training impacts their employees’ performance and can automatically update Dayforce Workforce Management with job step rate and pay increases.
•
Attendance management improvements include customizations of application logic and rule-based policy configurations to help track incidents and violations.
•
Dayforce Flex Work, an on-demand marketplace for the contingent workforce, connects customers with skilled and flexible talent, while managing background checks, onboarding, and payroll to reduce employers’ administrative burden – all through a single system.

3 | Q2 2024 Earnings Release

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Dayforce Partner Exchange, a curated ecosystem of software and service providers, facilitates access to fully vetted system integrators and technology providers within the Dayforce platform.
•
Dayforce Payroll launched in Singapore, enabling customers operating in the region and across Asia with access to Dayforce’s industry-leading payroll capabilities.
•
Dayforce Wallet reached the milestone of delivering more than $4 billion in payroll to users across the U.S., Canada, and the U.K., reflecting the growing demand for on-demand pay and the value it brings to both employers and employees. As of June 30, 2024, over 1,270 customers were live on Dayforce Wallet.
•
Dayforce Integration Studio enhancements enable customers to prepare and import external data into the platform, as well as deploy new, pre-built connectors for benefits providers and strategic employee resource planning solutions and benefits providers.

Business Outlook

Based on information available as of July 31, 2024, Dayforce is issuing the following guidance for the third quarter and full year of 2024 as indicated below. Comparisons are on a year-over-year basis, unless stated otherwise.

Guided Metrics	Full Year 2024	Third Quarter 2024
Total revenue	$1,736 million to $1,746 million, an increase of 15% on a GAAP basis or 15% to 15.5% on a constant currency basis.	$425 million to $430 million, an increase of 13% to 14% on a GAAP and on a constant currency basis.
Dayforce recurring revenue, excluding float	$1,163 million to $1,168 million, an increase of 21% on a GAAP basis or 21% to 21.5% on a constant currency basis.	$289 million to $294 million, an increase of 18% to 20% on a GAAP and on a constant currency basis.
Float revenue	$187 million	$40 million
Adjusted EBITDA	$490 million to $505 million	$115 million to $125 million

Dayforce has not reconciled the Adjusted EBITDA ranges for the third quarter or full year of 2024 to the directly comparable GAAP financial measures because applicable information for the future period, on which these reconciliations would be based, is not available without unreasonable efforts due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense and related employer taxes, changes in foreign currency exchange rates, and other items.

Foreign Exchange

For the third quarter and fourth quarter of 2024, Dayforce's guidance assumes an average U.S. dollar to Canadian dollar foreign exchange rate of $1.38, which results in an average rate of $1.37 for the full year of 2024, compared to an average rate of $1.34 and $1.35 for the third quarter and full year of 2023, respectively.

Conference Call Details

Dayforce will host a live webcast to discuss the second quarter 2024 earnings at 8:00 a.m. Eastern Time on July 31, 2024. The event can be accessed via direct registration link at https://dayforce.zoom.us/webinar/register/WN_swoeFGDzRNGacRi3JC0bgg#/registration or through the Investor Relations section of the Company's website at https://investors.dayforce.com. A recording of the event will be made available on the Investor Relations section of Dayforce's website following the call.

About Dayforce

Dayforce makes work life better. Everything it does as a global leader in HCM technology is focused on improving work for thousands of customers and millions of employees around the world. Its single, global people platform for HR, payroll, talent, workforce management, and benefits equips Dayforce customers to unlock their full workforce potential and operate with confidence. To learn how Dayforce helps create quantifiable value for organizations of all sizes and industries, visit dayforce.com.

4 | Q2 2024 Earnings Release

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give Dayforce's current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. Users can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to the third quarter and full fiscal year of 2024, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” "assume", “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that Dayforce has made in light of its industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. As users consider this press release, it should be understood that these statements are not guarantees of performance or results. These assumptions and Dayforce’s future performance or results involve risks and uncertainties (many of which are beyond its control). In particular:

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its inability to maintain its high Cloud solutions growth rate, manage its domestic and international growth effectively, or execute on its growth strategy;
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the impact of disruptions to the movement of funds to initiate payroll-related transactions on behalf of customers;
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its failure to manage its aging technical operations infrastructure;
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system breaches, interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise customer information or sensitive company information, including its ongoing consent order with the Federal Trade Commission regarding data protection;
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its failure to comply with applicable privacy, data protection, information security, and financial services laws, regulations and standards;
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its inability to successfully compete in the markets in which Dayforce operates and expand its current offerings into new markets or further penetrate existing markets due to competition;
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its failure to properly update its solutions to enable its customers to comply with applicable laws;
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its failure to provide new or enhanced functionality and features, including those that may involve artificial intelligence or machine learning;
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its inability to maintain necessary third-party relationships, and third-party software licenses, and identify errors in the software it licenses;
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its inability to offer and deliver high-quality technical support, implementation, and professional services;
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its inability to attract and retain senior management employees and highly skilled employees;
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the impact of its outstanding debt obligations on its financial condition, results of operations, and value of its common stock;
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its ability to maintain effective internal control over financial reporting, and the effect of the existing material weakness in its internal control over financial reporting on its business, financial condition, and results of operations; or
•
the impact of adverse economic and market conditions on its business, operating results, or financial condition.

5 | Q2 2024 Earnings Release

Although Dayforce has attempted to identify important risk factors, additional factors or events that could cause Dayforce’s actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for Dayforce to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of Dayforce’s assumptions prove incorrect, its actual financial condition, results of operations, future performance, and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; Dayforce’s implementation capabilities and cycle times remain stable; foreign exchange rates, both current and those used in developing forward-looking statements, specifically U.S. dollar to Canadian dollar, remain stable at, or near, current rates; Dayforce will be able to maintain its relationships with its employees, customers, and partners; Dayforce will continue to attract qualified personnel to support its development requirements and the support of its new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on Dayforce. Any forward-looking statement made by Dayforce in this press release speaks only as of the date on which it is made. Dayforce undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

6 | Q2 2024 Earnings Release

Dayforce, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2024	2023
(In millions, except per share data)
Assets
Current assets:
Cash and equivalents	$465.4	$570.3
Restricted cash	0.8	0.8
Trade and other receivables, net	260.8	228.8
Prepaid expenses and other current assets	140.1	126.7
Total current assets before customer funds	867.1	926.6
Customer funds	4,969.5	5,028.6
Total current assets	5,836.6	5,955.2
Right of use lease assets, net	14.8	19.1
Property, plant, and equipment, net	220.0	210.1
Goodwill	2,383.4	2,293.9
Other intangible assets, net	256.2	230.2
Deferred sales commissions	205.6	192.1
Other assets	129.5	110.3
Total assets	$9,046.1	$9,010.9

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$7.3	$7.6
Current portion of long-term lease liabilities	5.9	7.0
Accounts payable	66.3	66.7
Deferred revenue	46.5	40.2
Employee compensation and benefits	80.2	92.9
Other accrued expenses	41.8	30.4
Total current liabilities before customer funds obligations	248.0	244.8
Customer funds obligations	5,032.3	5,090.1
Total current liabilities	5,280.3	5,334.9
Long-term debt, less current portion	1,210.7	1,210.1
Employee benefit plans	25.9	27.7
Long-term lease liabilities, less current portion	14.5	18.9
Other liabilities	38.9	21.1
Total liabilities	6,570.3	6,612.7
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par, 500.0 shares authorized, 159.8 and 156.3 shares issued and outstanding, respectively	1.6	1.6
Additional paid in capital	3,246.7	3,151.1
Accumulated deficit	(312.5)	(317.8)
Accumulated other comprehensive loss	(460.0)	(436.7)
Total stockholders’ equity	2,475.8	2,398.2
Total liabilities and stockholders' equity	$9,046.1	$9,010.9

7 | Q2 2024 Earnings Release

Dayforce, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
(In millions, except per share data)
Revenue:
Recurring	$365.0	$314.9	$747.7	$632.8
Professional services and other	58.3	51.0	107.1	103.7
Total revenue	423.3	365.9	854.8	736.5
Cost of revenue:
Recurring	89.3	78.8	177.7	158.9
Professional services and other	69.6	67.0	135.7	130.9
Product development and management	58.3	49.2	111.4	100.2
Depreciation and amortization	19.3	15.0	37.8	30.3
Total cost of revenue	236.5	210.0	462.6	420.3
Gross profit	186.8	155.9	392.2	316.2
Selling and marketing	83.1	61.5	162.1	115.7
General and administrative	89.6	65.0	175.3	132.7
Operating profit	14.1	29.4	54.8	67.8
Interest expense, net	11.1	9.1	24.4	18.3
Other expense, net	3.0	0.7	12.0	1.5
Income before income taxes	—	19.6	18.4	48.0
Income tax expense	1.8	16.5	13.1	35.0
Net (loss) income	$(1.8)	$3.1	$5.3	$13.0
Net (loss) income per share:
Basic	$(0.01)	$0.02	$0.03	$0.08
Diluted	$(0.01)	$0.02	$0.03	$0.08
Weighted average shares outstanding:
Basic	157.9	155.1	157.4	154.7
Diluted	157.9	157.6	159.8	157.8

8 | Q2 2024 Earnings Release

Dayforce, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2024	2023
(In millions)
Cash flows from operating activities
Net income	$5.3	$13.0
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax (benefit) expense	(17.4)	5.5
Depreciation and amortization	99.4	45.4
Amortization of debt issuance costs and debt discount	2.1	2.2
Loss on debt extinguishment	4.3	—
Provision for doubtful accounts	3.8	2.5
Net periodic pension and postretirement cost	5.1	0.7
Share-based compensation expense	78.8	81.7
Change in fair value of contingent consideration	—	7.2
Other	—	0.2
Changes in operating assets and liabilities, excluding effects of acquisitions:
Trade and other receivables	(34.5)	(27.6)
Prepaid expenses and other current assets	(2.6)	(13.5)
Deferred sales commissions	(14.8)	(12.9)
Accounts payable and other accrued expenses	(7.6)	5.2
Deferred revenue	(1.6)	2.5
Employee compensation and benefits	(12.3)	(28.1)
Accrued taxes	7.3	13.1
Other assets and liabilities	(7.0)	(4.1)
Net cash provided by operating activities	108.3	93.0

Cash flows from investing activities
Purchases of customer funds marketable securities	(322.9)	(101.6)
Proceeds from sale and maturity of customer funds marketable securities	167.9	174.0
Purchases of marketable securities	(4.0)	—
Proceeds from sale and maturity of marketable securities	3.0	—
Expenditures for property, plant, and equipment	(6.7)	(10.1)
Expenditures for software and technology	(47.7)	(46.4)
Acquisition costs, net of cash acquired	(173.1)	—
Other	—	(1.0)
Net cash (used in) provided by investing activities	(383.5)	14.9

Cash flows from financing activities
(Decrease) increase in customer funds obligations, net	(3.0)	100.4
Proceeds from issuance of common stock under share-based compensation plans	16.8	23.2
Proceeds from debt issuance	650.0	—
Repayment of long-term debt obligations	(644.7)	(4.1)
Payment of debt refinancing costs	(11.4)	—
Net cash provided by financing activities	7.7	119.5

Effect of exchange rate changes on cash, restricted cash, and equivalents	(21.7)	63.1
Net (decrease) increase in cash, restricted cash, and equivalents	(289.2)	290.5
Cash, restricted cash, and equivalents at beginning of period	3,421.4	3,151.2
Cash, restricted cash, and equivalents at end of period	$3,132.2	$3,441.7

Reconciliation of cash, restricted cash, and equivalents to the condensed consolidated balance sheets
Cash and equivalents	$465.4	$486.6
Restricted cash	0.8	0.8
Restricted cash and equivalents included in customer funds	2,666.0	2,954.3
Total cash, restricted cash, and equivalents	$3,132.2	$3,441.7

9 | Q2 2024 Earnings Release

Dayforce, Inc.

Trade and Other Receivables, Net

(Unaudited)

	June	March	December	September	June	March	December
	30,	31,	31,	30,	30,	31,	31,
	2024	2024	2023	2023	2023	2023	2022
	(In millions)
Trade receivables from customers	$194.7	$203.7	$177.5	$163.2	$142.1	$137.1	$143.0
Interest receivable from invested customer funds	16.0	25.7	18.1	15.8	15.1	26.8	12.7
Dayforce Wallet on-demand pay receivables	38.1	34.8	19.6	33.0	27.0	23.9	22.2
Other (a)	29.8	28.4	27.6	37.3	32.9	27.9	11.4
Total gross receivables	278.6	292.6	242.8	249.3	217.1	215.7	189.3
Less: reserve for sales adjustments and allowance for doubtful accounts	(17.8)	(16.6)	(14.0)	(13.0)	(11.8)	(11.1)	(9.2)
Trade and other receivables, net	$260.8	$276.0	$228.8	$236.3	$205.3	$204.6	$180.1

(a)
Other includes short-term investments not classified as cash equivalents, interest receivable and other current receivables.

10 | Q2 2024 Earnings Release

Dayforce, Inc.

Revenue Financial Measures

(Unaudited)

	Three Months Ended June 30,		Percentage change in revenue	Impact of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2024	2023	2024 vs. 2023		2024 vs. 2023
	(In millions)
Revenue:
Recurring revenue:
Dayforce recurring, excluding float	$277.7	$231.3	20.1%	(0.4)%	20.5%
Dayforce float	43.9	36.9	19.0%	(0.5)%	19.5%
Total Dayforce recurring	321.6	268.2	19.9%	(0.5)%	20.4%
Powerpay recurring, excluding float	19.9	19.7	1.0%	(2.0)%	3.0%
Powerpay float	4.7	4.4	6.8%	(—)%	6.8%
Total Powerpay recurring	24.6	24.1	2.1%	(1.6)%	3.7%
Total Cloud recurring	346.2	292.3	18.4%	(0.6)%	19.0%
Other recurring (b)	18.8	22.6	(16.8)%	(1.8)%	(15.0)%
Total recurring revenue	365.0	314.9	15.9%	(0.7)%	16.6%
Professional services and other (c)	58.3	51.0	14.3%	(0.2)%	14.5%
Total revenue	$423.3	$365.9	15.7%	(0.6)%	16.3%
a)
Dayforce has calculated percentage change in revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Please refer to the "Non-GAAP Financial Measures" section for discussion of percentage change in revenue on a constant currency basis.
b)
Float attributable to Other recurring was $0.3 million and $0.5 million for the three months ended June 30, 2024, and 2023, respectively.
c)
For the three months ended June 30, 2024, Professional services and other consisted of $56.4 million, $1.8 million, and $0.1 million associated with Dayforce, Other, and Powerpay, respectively. For the three months ended June 30, 2023, Professional services and other consisted of $46.9 million, $4.0 million, and $0.1 million associated with Dayforce, Other, and Powerpay respectively.

11 | Q2 2024 Earnings Release

	Six Months Ended June 30,		Percentage change in revenue	Impact of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2024	2023	2024 vs. 2023		2024 vs. 2023
	(In millions)
Revenue:
Recurring revenue:
Dayforce recurring, excluding float	$560.1	$460.9	21.5%	(0.2)%	21.7%
Dayforce float	98.7	78.5	25.7%	(0.3)%	26.0%
Total Dayforce recurring	658.8	539.4	22.1%	(0.3)%	22.4%
Powerpay recurring, excluding float	40.4	39.2	3.1%	(0.7)%	3.8%
Powerpay float	10.2	9.0	13.3%	(—)%	13.3%
Total Powerpay recurring	50.6	48.2	5.0%	(0.6)%	5.6%
Total Cloud recurring	709.4	587.6	20.7%	(0.3)%	21.0%
Other recurring (b)	38.3	45.2	(15.3)%	(2.0)%	(13.3)%
Total recurring revenue	747.7	632.8	18.2%	(0.3)%	18.5%
Professional services and other (c)	107.1	103.7	3.3%	(0.3)%	3.6%
Total revenue	$854.8	$736.5	16.1%	(0.3)%	16.4%
a)
Dayforce has calculated percentage change in revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Please refer to the "Non-GAAP Financial Measures" section for discussion of percentage change in revenue on a constant currency basis.
b)
Float attributable to Other recurring was $0.7 million and $1.2 million for the six months ended June 30, 2024, and 2023, respectively.
c)
For the six months ended June 30, 2024, Professional services and other consisted of $102.6 million, $4.3 million, and $0.2 million associated with Dayforce, Other, and Powerpay, respectively. For the three months ended June 30, 2023, Professional services and other consisted of $96.4 million and $7.3 million associated with Dayforce and Other, respectively.

12 | Q2 2024 Earnings Release

Dayforce, Inc.

Share-Based Compensation Expense and Related Employer Taxes

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in millions)
Cost of revenue - Cloud	$3.0	$4.0	$6.6	$8.0
Cost of revenue - Other	0.6	0.4	1.1	0.7
Professional services and other	3.9	4.7	7.7	9.1
Product development and management	8.9	9.8	16.9	17.9
Sales and marketing	9.3	7.4	17.8	12.6
General and administrative	15.1	15.4	28.7	33.6
Total	$40.8	$41.7	$78.8	$81.9

13 | Q2 2024 Earnings Release

Dayforce, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

The following tables reconcile Dayforce's reported results to its non-GAAP financial measures:

	Three Months Ended June 30, 2024
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$77.1	77.7%	$3.0	$—	$0.8	$73.3	78.8%

Operating profit	$14.1	3.3%	$40.8	$29.5	$10.5	$94.9	22.4%

Net (loss) income	$(1.8)	(0.4)%	$40.8	$29.5	$7.7	$76.2	18.0%
Interest expense, net	11.1		—	—	—	11.1
Income tax expense (c)	1.8		—	—	(6.1)	7.9
Depreciation and amortization	50.6		—	29.5	—	21.1
EBITDA	$61.7		$40.8	$—	$13.8	$116.3	27.5%

Net (loss) income per share - diluted (d)	$(0.01)		$0.26	$0.18	$0.05	$0.48

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net (loss) income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted margins.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $10.5 million of restructuring expenses, and $3.3 million of costs associated with the planned termination of its frozen U.S. pension plan, along with a $6.1 million net adjustment for the effect of income taxes related to these items. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted metrics.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP diluted net loss per share is calculated based upon 157.9 million weighted average shares of common stock, and Adjusted diluted net income per share is calculated based upon 159.5 million weighted average shares of common stock.

14 | Q2 2024 Earnings Release

	Three Months Ended June 30, 2023
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$68.0	76.7%	$4.0	$—	$—	$64.0	78.1%

Operating profit	$29.4	8.0%	$41.7	$6.7	$5.2	$83.0	22.7%

Net income	$3.1	0.8%	$41.7	$6.7	$(0.7)	$50.8	13.9%
Interest expense, net	9.1		—	—	—	9.1
Income tax expense (c)	16.5		—	—	(5.4)	21.9
Depreciation and amortization	23.3		—	6.7	—	16.6
EBITDA	$52.0		$41.7	$—	$4.7	$98.4	26.9%

Net income per share - diluted (d)	$0.02		$0.26	$0.04	$—	$0.32

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted margins.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $3.7 million related to the impact of the fair value adjustment for the DataFuzion contingent consideration, $1.4 million of restructuring expenses, and $0.1 million related to the abandonment of certain leased facilities, and $0.5 million of foreign exchange gain, along with a $5.4 million net adjustment for the effect of income taxes related to these items. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted metrics.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP and Adjusted diluted net income per share are calculated based upon 157.6 million weighted average shares of common stock.

15 | Q2 2024 Earnings Release

	Six Months Ended June 30, 2024
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(In millions)
Cost of Cloud recurring revenue	$153.4	78.4%	$6.6	$—	$0.8	$146.0	79.4%

Operating profit	$54.8	6.4%	$78.8	$57.9	$12.5	$204.0	23.9%

Net income	$5.3	0.6%	$78.8	$57.9	$2.2	$144.2	16.9%
Interest expense, net	24.4		—	—	—	24.4
Income tax expense (c)	13.1		—	—	(23.0)	36.1
Depreciation and amortization	99.4		—	57.9	—	41.5
EBITDA	$142.2		$78.8	$—	$25.2	$246.2	28.8%

Net income per share - diluted (d)	$0.03		$0.49	$0.36	$0.01	$0.90

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted margins.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $12.5 million of restructuring expenses, $6.5 million of costs associated with the planned termination of its frozen U.S. pension plan, and $6.2 million of foreign exchange loss, along with a $23.0 million net adjustment for the effect of income taxes related to these items. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted metrics.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP and Adjusted diluted net income per share are calculated based upon 159.8 million weighted average shares of common stock.

16 | Q2 2024 Earnings Release

	Six Months Ended June 30, 2023
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(In millions)
Cost of Cloud recurring revenue	$134.9	77.0%	$8.0	$—	$—	$126.9	78.4%

Operating profit	$67.8	9.2%	$81.9	$12.2	$9.6	$171.5	23.3%

Net income	$13.0	1.8%	$81.9	$12.2	$(7.0)	$100.1	13.6%
Interest expense, net	18.3		—	—	—	18.3
Income tax expense (c)	35.0		—	—	(17.2)	52.2
Depreciation and amortization	45.4		—	12.2	—	33.2
EBITDA	$111.7		$81.9	$—	$10.2	$203.8	27.7%

Net income per share - diluted (d)	$0.08		$0.52	$0.08	$(0.04)	$0.63

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted margins.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $7.2 million related to the impact of the fair value adjustment for the DataFuzion contingent consideration, $2.2 million of restructuring expenses, $0.6 million of foreign exchange loss, and $0.2 million related to the abandonment of certain leased facilities, along with a $17.2 million net adjustment for the effect of income taxes related to these items. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted metrics.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP and Adjusted diluted net income per share are calculated based upon 157.8 million weighted average shares of common stock.

17 | Q2 2024 Earnings Release

Dayforce, Inc.

Reconciliation of Free Cash Flow

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
(In millions)
Net cash provided by operating activities	$99.2	$81.7	$108.3	$93.0
Expenditures for property, plant, and equipment	(3.2)	(3.6)	(6.7)	(10.1)
Expenditures for software and technology	(23.3)	(24.5)	(47.7)	(46.4)
Free cash flow	$72.7	$53.6	$53.9	$36.5

18 | Q2 2024 Earnings Release

Non-GAAP Financial Measures

Dayforce uses certain non-GAAP financial measures in this release including:

Non-GAAP Financial Measure	GAAP Financial Measure
EBITDA	Net (loss) income
Adjusted EBITDA	Net (loss) income
Adjusted EBITDA margin	Net profit margin
Adjusted Cloud recurring gross margin	Cloud recurring gross margin
Adjusted operating profit	Operating profit
Adjusted operating profit margin	Operating profit margin
Adjusted net income	Net (loss) income
Adjusted net profit margin	Net profit margin
Adjusted diluted net income per share	Diluted net (loss) income per share
Free cash flow	Net cash provided by operating activities
Percentage change in revenue, including total revenue and revenue by solution, on a constant currency basis	Percentage change in revenue, including total revenue and revenue by solution
Dayforce recurring revenue per customer	No directly comparable GAAP measure

Dayforce believes that these non-GAAP financial measures are useful to management and investors as supplemental measures to evaluate its overall operating performance including comparison across periods and with competitors. Dayforce's management team uses these non-GAAP financial measures to assess operating performance because these financial measures exclude the results of decisions that are outside the normal course of its business operations, and are used for internal budgeting and forecasting purposes both for short- and long-term operating plans. Additionally, Adjusted EBITDA is a component of its management incentive plan and Adjusted Cloud recurring gross margin and Adjusted operating profit are components of certain performance based equity awards for its named executive officers. Additionally, Dayforce believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of Dayforce’s liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business. The exclusion of capital expenditures facilitates comparisons of Dayforce’s liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of Dayforce’s liquidity.

These non-GAAP financial measures are not required by, defined under, or presented in accordance with, GAAP, and should not be considered as alternatives to Dayforce's results as reported under GAAP, have important limitations as analytical tools, and its use of these terms may not be comparable to similarly titled measures of other companies in its industry. Dayforce's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by similar items to those eliminated in this presentation. Please refer to Dayforce’s full financial results, including further discussion of non-GAAP financial measures, on the Investor Relations portion of its website at investors.dayforce.com.

19 | Q2 2024 Earnings Release

Dayforce defines its non-GAAP financial measures as follows:

•
EBITDA is defined as net (loss) income before interest, taxes, depreciation, and amortization, and Adjusted EBITDA is EBITDA, as adjusted to exclude share-based compensation expense and related employer taxes, and certain other items.
•
Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue.
•
Adjusted Cloud recurring gross margin is defined as Cloud recurring gross margin, as adjusted to exclude share-based compensation and related employer taxes, and certain other items, as a percentage of total Cloud recurring revenue.
•
Adjusted operating profit is defined as operating profit, as adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items.
•
Adjusted net income is defined as net (loss) income, as adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items, all of which are adjusted for the effect of income taxes.
•
Adjusted net profit margin is determined by calculating the percentage Adjusted net income is of total revenue.
•
Adjusted diluted net income per share is calculated by dividing adjusted net income by diluted weighted average common shares outstanding. When adjusted diluted net income per share is positive, diluted weighted average common shares outstanding incorporate the effect of dilutive equity instruments.
•
Free cash flow is defined as net cash provided by operating activities, as adjusted to exclude capital expenditures.
•
Percentage change in revenue, including total revenue and revenue by solution, on a constant currency basis is calculated by applying the average foreign exchange rate in effect during the comparable prior period.
•
Dayforce recurring revenue per customer is an indicator of the average size of Dayforce recurring revenue customers. To calculate Dayforce recurring revenue per customer, the Company starts with Dayforce recurring revenue on a constant currency basis by applying the same exchange rate to all comparable periods for the trailing twelve months and excludes float revenue and Ascender, ADAM HCM, and eloomi revenue. This amount is divided by the number of live Dayforce customers at the end of the trailing twelve month period, excluding Ascender, ADAM HCM, and eloomi. The Company has not reconciled the Dayforce recurring revenue per customer because there is no directly comparable GAAP financial measure.

Source: Dayforce, Inc.

For further information, please contact:

Investor Relations

1-844-829-9499

investors@dayforce.com

Public Relations

1-647-417-2117

teri.murphy@dayforce.com

20 | Q2 2024 Earnings Release